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                                                                  EXHIBIT NO. 11


                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                   SIX MONTHS ENDED         THREE MONTHS ENDED
                                     JUNE 30, 1998            JUNE 30, 1998
                                 --------------------     ---------------------
                                            EARNINGS                 EARNINGS
                                 SHARES     PER SHARE     SHARES     PER SHARE
                                 ------     --------      ------     ----------
                                     (in Thousands)          (in Thousands)

BASIC WEIGHTED AVERAGE
  Shares Outstanding              2,277        $0.41      2,297          $0.21
                                 ======     ========      =====     ==========

DILUTED
  Average Shares Outstanding      2,277                   2,297
  Common Stock Equivalents          220                     209
                                 ------                   -----

                                  2,497        $0.38      2,506          $0.19
                                 ======     ========      =====     ==========

                                   Six Months Ended         Three Months Ended
                                     June 30, 1998            June 30, 1998
                                 --------------------     ---------------------
                                            Earnings                 Earnings
                                 Shares     Per Share     Shares     Per Share
                                 ------     --------      ------     ----------
                                     (in Thousands)          (in Thousands)

BASIC WEIGHTED AVERAGE
  Shares Outstanding              2,099        $0.40      2,099          $0.21
                                 ======     ========      =====     ==========
DILUTED
  Average Shares Outstanding      2,099                   2,099
  Common Stock Equivalents          293                     309
                                 ------                   -----
                                  2,392        $0.35      2,408          $0.18
                                 ======     ========      =====     ==========